Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Revises Date and Time for Second Quarter 2021 Conference Call

Bethesda, MD, July 26, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that due to the recent scheduling of another hospitality company’s conference call during its prior-scheduled date and time, the Company has changed the date and time of its quarterly conference call to Friday, July 30, 2021, at 9:00 AM ET. The Company will now report its financial and operating results for the second quarter on Thursday, July 29, 2021, after the market closes.

To participate in the conference call, please follow the steps listed below:

On Friday, July 30, 2021, dial (877) 705-6003 approximately ten minutes before the call begins (8:50 AM ET);

Tell the operator that you are calling for Pebblebrook Hotel Trust’s Second Quarter 2021 Earnings Conference Call;

State your full name and company affiliation and you will be connected to the call.

A live webcast of the Earnings Call will also be available through the Company's website. To access, log on to http://www.pebblebrookhotels.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly-traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 52 hotels, totaling approximately 12,800 guest rooms across 14 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com